EXHIBIT 10.2


                              FINANCING AGREEMENT

THIS FINANCING AGREEMENT is made effective as of February 14, 2002 by and between MANCHESTER COMMERCIAL FINANCE LLC, a Minnesota limited liability company located at 7400 Metro Boulevard, Suite 450, Minneapolis, Minnesota 55439-2326 ("Lender") and RESEARCH, INCORPORATED, a Minnesota corporation located at 6425 Flying Cloud Drive, Eden Prairie, MN 55344 ("Borrower"). Lender and Borrower desire to enter into certain financing arrangements according to the terms and conditions set forth in this Agreement. Therefore, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree as follows:

                             SECTION I. DEFINITIONS

1.1 The following definitions shall apply throughout this Agreement:

"ACCOUNTS" shall mean all accounts as defined in the Uniform Commercial Code as in effect in the State of Minnesota; all present and future accounts, receivables, chattel paper, instruments, contract rights and general intangibles; all of Borrower's lease receivables, license receivables, contract rights and other amounts from time to time owing for services rendered, or for goods sold, leased or licensed, whether or not earned by performance; all service, lease, rental and other agreements in any way relating to any of the foregoing; all tax refunds or claims for tax refunds; all other rights to receive payments of money from any person; and all of Borrower's right, title and interest under any guaranty or other collateral agreement relating to any of the foregoing; in all cases whether now owned or hereafter acquired.

"AGREEMENT" means this Financing Agreement, all exhibits and schedules, and any extensions, amendments or modifications hereof.

"BORROWER" means Research, Incorporated, a Minnesota corporation, whose chief executive office is located at 6425 Flying Cloud Drive, Eden Prairie, MN 55344.

"BORROWING BASE" means an amount (as of the time any determination is made) equal to that part of the amount of such of Borrower's Accounts, Inventory, and Equipment deemed eligible by Lender in its sole and absolute discretion for advances hereunder. Initially the Borrowing Base will consist of the sum of 80% of eligible Accounts, 50% of eligible Inventory with inventory advances limited to the lesser of the accounts receivable borrowing base or $150,000; provided Lender may change such percentages at any time in its sole discretion. The Borrowing Base amounts so determined is subject to reduction and requires periodic payments by Borrower as follows: the sub-limit cap on inventory will be reduced by $2,500 per month for the first 6 months and $5,000 per month thereafter.

"COLLATERAL" means collectively all of Borrower's right, title and interest (whether now owned or hereafter acquired) in the property which is subject to a lien, security interest, or encumbrance in favor of Lender under the Loan Documents including: (a) Accounts, Inventory, and Equipment, (b) machinery, motor vehicles, instruments, chattel paper, contract rights, general intangibles, documents, deposit accounts, and insurance proceeds, (c) real estate, and (d) all files, books of account, customer lists, computer programs, applications, disks, software and other records evidencing or pertaining to any of the foregoing; and (e) general intangibles, including without limitation patents and patent applications.

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"CREDIT LIMIT" means the amount of $1,000,000.00.

"EQUIPMENT" means all equipment as defined in the Uniform Commercial Code in effect in the State of Minnesota, together with all replacements, attachments, substitutions, and proceeds thereof, in all cases whether now owned or hereafter acquired.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"EVENT OF DEFAULT" shall mean any Event of Default described in Section 8.1 and
8.8.1 hereof.

"INVENTORY" means all inventory as defined in the Uniform Commercial Code in effect in the State of Minnesota, together with all replacements, attachments, substitutions, and proceeds thereof, in all cases whether now owned or hereafter acquired.

"LENDER" means Manchester Commercial Finance LLC, a Minnesota limited liability company whose chief executive office is located at 7400 Metro Boulevard, Suite 450, Minneapolis, Minnesota 55439-2326.

"LOAN DOCUMENTS" means this Agreement; any and all notes, security agreements, financing statements, mortgages, subordinations, guarantees, and certificates; any other documents or instruments executed and delivered in connection herewith; and any and all renewals, extensions, modifications, or amendments of any of the foregoing.

"PRIME RATE" shall mean the rate of interest established and publicly announced by Bank of America, N.A. from time to time as its prime rate, base rate, or reference rate.

                              SECTION II. ADVANCES

2.1 Lender agrees to make discretionary advances to Borrower from time to time from the date hereof to and including the earlier of January 31, 2003, or the termination of this Agreement pursuant to its terms, in an aggregate principal amount not to exceed the lesser of the Credit Limit or the Borrowing Base. This is a discretionary revolving credit, and advances shall be made at the total and complete discretion of Lender. Lender shall have no obligation to Borrower to make any advances, and Lender may refuse to make advances whether or not an Event of Default has occurred. All advances made pursuant to this Agreement shall be repaid by Borrower to Lender on demand.

2.2 Lender from time to time shall furnish a statement of Borrower's account to Borrower. Any such statement shall be deemed conclusive unless written objections to the account calling the Lender's attention to errors are received by Lender within thirty (30) days after the account is mailed or delivered to Borrower.

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2.3 Additionally, no advances shall be made hereunder except upon the occurrence of the following conditions: (a) Lender shall have received duly executed copies of the Loan Documents, including corporate authorization; (b) Lender shall have received a copy of a signed order from the United States Bankruptcy Court, in form and substance acceptable to Lender, approving the financing and the Loan Documents, which order has not been stayed, reversed, vacated, rescinded, modified or amended in any respect and which order: (i) pursuant to 11 U.S.C.
ss. 364(d) grants to Lender to secure the obligations under the Loan Documents a first priority, attached and perfected lien and security interest senior to all other liens in the Borrower's pre-petition and post-petition Collateral; (ii) grants Lender superpriority status under the provisions of 11 U.S.C. ss. 364(c)(1) over all other administrative expenses incurred in the Borrower's Chapter 11 case, except for court costs and quarterly fees under 28 U.S.C. ss. 1930 and except for court approved professional fees payable to professionals retained by the Debtor and the Creditor's Committee not to exceed the aggregate amount of $100,000.00; and (iii) provides that pursuant to 11 U.S.C. ss. 364(e) that neither the reversal or modification of such order, nor the entry of an order confirming a plan of reorganization in Borrower's Chapter 11 case or the conversion of such case to a case under Chapter 7 of the Bankruptcy Code shall affect the validity or priority of Lender's administrative expense status or the liens and security interests with respect to Borrower's obligations to Lender as approved by the Bankruptcy Court.

                          SECTION III. CHARGES AND FEES

3.1 Borrower agrees to pay interest calculated on the net balance owed to Lender at the close of each calendar day at a rate per annum (computed on the basis of actual number of days elapsed and a year of 360 days) which is three and one half percent (3.5%) in excess of the Prime Rate, but such rate shall never be less than 9.5% per annum. Such interest shall be due and payable at the close of each month. Lender will advance sufficient amounts hereunder to pay such interest by making appropriate postings to Borrower's account.

3.2 Borrower shall pay Lender a collateral monitoring fee of an amount equal to the greater of one half of one percent (1/2%) of the month's average loan balance or $750.00. Such amounts shall be payable monthly in arrears.

3.3 Notwithstanding anything to the contrary contained herein, Borrower agrees to pay a minimum amount of interest to Lender of $1,200.00 per month (net of participated amounts).

3.4 Upon the occurrence of an Event of Default under the terms of this Agreement or of any of the other Loan Documents, Lender shall have the right to charge Borrower the additional amount of $50.00 per day for so long as such breach continues.

3.5 Borrower shall pay Lender an amount equal to one percent (1%) per annum of the Credit Limit. Such amounts shall be payable annually in advance.

3.6 Borrower shall pay Lender an advance fee of $25.00 for every advance requested before 10:30 a.m. on any business day, and for any advance requested after such time Lender shall charge an additional $25.00 for any advance it is able to make on such business day.

3.7 In addition to any other fees and charges, upon termination of this Financing Agreement for any reason, including, but not limited to, payment as part of a confirmed plan of reorganization, payment in conjunction with Borrower obtaining replacement financing, or any other reason, Borrower shall pay to Lender a fee in an amount equal to two percent (2%) of the Credit Limit as defined herein.

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                         SECTION IV. LISTING OF ACCOUNTS

4.1 Prior to or concurrently with its initial borrowing hereunder and monthly thereafter, Borrower shall furnish Lender a listing and aging of all of Borrower's Accounts in a form and manner acceptable to Lender. Borrower shall also deliver to Lender weekly, or at other intervals mutually agreed upon, a list of all Accounts created or acquired by Borrower following the most recent monthly listing and aging of Accounts delivered to Lender.

4.2 Borrower warrants to Lender that, except as may be disclosed in such listing and aging of Accounts, (a) each of Borrower's billings correctly sets forth the subject matter and terms of sale, (b) the merchandise conforms to the purchase requirements and is in all respects acceptable to Borrower's customer, (c) the date of billing is not prior to shipment, (d) the Account is not subject to any dispute, defense, offset, or counterclaim, (e) the Borrower's customer is not a subsidiary of Borrower or affiliated in any manner with Borrower, and (f) Borrower has no reason to believe the Account will not be paid in the ordinary course of business.

                      SECTION V. CUSTODY AND INSPECTION OF
                        RECORDS; HANDLING OF COLLECTIONS

5.1 All ledger sheets or cards, invoices, shipping records, correspondence, and other writings relating to Accounts shall, until delivered to Lender or removed by Lender from Borrower's premises, be kept on Borrower's premises without cost to Lender in an orderly and businesslike fashion easily accessible by Lender.

5.2 Until Borrower's authority to do so is terminated by written notice from Lender (which notice Lender may give at any time), Borrower will at its expense and on Lender's behalf collect as Lender's property and in trust for Lender all amounts payable on Accounts, and shall not commingle such collections with Borrower's own funds. Subject to Lender's rights under the other Loan Documents executed and delivered by Borrower, Borrower shall remit all collections to Lender in kind, duly endorsed, on the same date received as practicable (otherwise on the following business day), and Lender shall credit the same to Borrower's account (subject to Lender's cutoff requirements and final collection thereof) after allowing two business days for collection thereof.

5.3 If Lender exercises its collection rights under the other Loan Documents, Lender may remove from Borrower's premises all books and records, computer disks and programs, correspondence, documents and files relating to the Accounts, and Lender may without cost or expense to Lender use such of Borrower's personnel, supplies, space and equipment at Borrower's place of business as Lender may desire in order to effect such collections. Borrower agrees to pay any and all internal, office, and out-of-pocket expenses and costs of collection (including reasonable attorneys fees) incurred by Lender in its collection of such Accounts.

5.4 Lender may conduct audits and inspections of Borrower and its books and records at Lender's discretion. Borrower shall reimburse Lender for all of Lender's out-of-pocket expenses in conducting such audits, and in addition Borrower shall pay Lender a charge of $750.00 per day while Lender is conducting such audits.

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                               SECTION VI. REPORTS

6.1 Borrower will furnish to Lender: (a) monthly within 10 days of month end, in such detail as Lender may request, written reports certified as correct by one of Borrower's officers, showing all sales of merchandise, returns and allowances, collections, and all miscellaneous charges and credits affecting Collateral, (b) monthly within 30 days of month end, financial statements acceptable to Lender prepared in accordance with generally accepted accounting principles, (c) annually within 90 days of fiscal year end, at Borrower's expense, a complete certified audit report of Borrower's operations and condition made by an independent certified public accountant satisfactory to Lender, (d) upon receipt, copies of all such accountants' reports (including management or commentary letters) delivered to Borrower during the period of time this Agreement is in effect, (e) within five (5) days after the due date thereof, proof of payment or deposit when due of all withholding, FICA, and other taxes owing by Borrower from time to time, (f) copies of all reports required to be filed with the Office of the United States Trustee; and (g) such other reports and information concerning Accounts, Inventory, Equipment, and other matters as Lender may request.

             SECTION VII. WARRANTIES, REPRESENTATIONS AND COVENANTS

7.1 Borrower warrants, represents, and covenants with Lender that it will not:
(a) permit any levy, attachment or restraint to be made affecting any of its assets; or (b) permit any receiver, trustee, or assignee for the benefit of creditors to be appointed to take possession of any or all of Borrower's assets. Borrower further warrants, represents, and covenants with Lender that, except with the Lender's prior written consent, Borrower will not: (a) other than in the ordinary course of business, sell, lease or otherwise dispose of or transfer any of its assets; (b) merge or consolidate with any other person, corporation, or other entity; (c) acquire any other person, corporation, or other entity; (d) enter into any transaction not in the ordinary course of business; (e) make any investment in securities of any person, corporation or other entity except for securities of the United States of America; (f) guaranty or otherwise become in any way liable for the obligations of any person, corporation, or other entity except for obligations arising by endorsement of checks or other instruments in the ordinary course of business, which checks and instruments are deposited to Borrower's general account or which are delivered to Lender in payment of Borrower's obligations hereunder; (g) pay or declare any dividends or make any other distributions on account of Borrower's capital stock or other securities;
(h) redeem, retire, purchase or otherwise acquire directly or indirectly any of Borrower's capital stock or other securities; (i) make any change in its capital structure or in any of its business objectives, purposes and operations which might in any way adversely affect Borrower's ability to repay its obligations hereunder; (j) make any distribution of its properties or assets; (k) incur any debts other than debts arising for accounts payable in the ordinary course of Borrower's business and other than renewals or extensions of existing debts which have been disclosed in writing to Lender; (l) make any loan, advance, contribution or payment of money or goods to any subsidiary or affiliate, or to any officer, director, stockholder, or other owner of Borrower (except compensation for personal services); or (m) encumber, pledge, assign or permit a lien or security interest to be created in any of the Collateral.

7.2 All covenants, representations and warranties set forth in this Agreement and in any of the other Loan Documents, and all terms, conditions, provisions and agreements to be performed by Borrower pursuant to this Agreement and the other Loan Documents, shall be true, correct, and complete, and all covenants shall be fully satisfied, at all times during which this Agreement is in effect.

                         SECTION VIII. EVENTS OF DEFAULT

8.1 "Event of Default" means any of the following events: (a) failure of Borrower to pay any principal outstanding under this Agreement or any of the Loan Documents when due; (b) failure of Borrower to pay any interest, fees, or charges required to be paid under this Agreement or any of the Loan Documents when due; (c) any representation or warranty made by, or on behalf of, Borrower shall prove to have been incorrect in any material respect when made; (d) default in the performance of any other covenant or agreement of Borrower or any other party pursuant to this Agreement or any of the other Loan Documents; (e) [intentionally omitted]; (f) Borrower shall fail to pay any of its indebtedness incurred after the commencement of Borrower's Chapter 11 proceeding in the ordinary course when due; (g) the entry against Borrower or any guarantor after the commencement of Borrower's Chapter 11 proceeding of a judgment, decree or order for the payment of money and the continuance of such judgment, decree or order unsatisfied for a period of 15 days without a stay of execution; or (h) any Reportable Event (as defined in ERISA) shall have occurred and continue for 30 days; or any Plan (as defined in ERISA) shall have been terminated by Borrower not in compliance with ERISA, or a trustee shall have been appointed by a court to administer any such Plan, or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any such Plan or to appoint a trustee to administer any such Plan.

8.1.1. Additional Events of Default.

         Additionally, the occurrence of any one or more of the following events shall constitute an Event of Default:

                  a. Entry of an order of the United States Bankruptcy Court modifying, amending, reversing, vacating, or staying the order approving this Financing Agreement, or if Borrower shall violate the terms of such order;

                  b. (i) The Bankruptcy Court shall enter an order dismissing Borrower's Chapter 11 case; (ii) the Borrower's Chapter 11 case shall be converted to a case under Chapter 7 of the Bankruptcy Code; (iii) without the consent of Lender, a trustee or examiner with expanded powers shall be appointed in Borrower's Chapter 11 case; (iv) a motion shall be filed for or there shall arise any claim (other than those of Lender hereunder) in Borrower's Chapter 11 case having a priority under ss. 364(c)(1) of the Bankruptcy Code unless such motion provides for the payment in full in cash of Borrower's obligations to Lender upon the closing of such financing; (v) a motion shall be filed for, or there shall arise, a claim (other than those of Lender hereunder) in the Borrower's Chapter 11 case secured by a lien having a priority under ss. 364(d) of the Bankruptcy Code unless such motion provides for payment in full in cash of Borrower's obligations to Lender upon the closing of such financing; (vi) there shall arise any lien in the Collateral or any part thereof; (vii) the Bankruptcy Court shall enter an order granting relief from the automatic stay applicable under ss. 362 of the Bankruptcy Code to the holder of any security interest other than Lender with respect to any material property of the estate of the Borrower or in the Collateral; or (viii) the Bankruptcy Court shall enter an order approving a disclosure statement in connection with the plan of reorganization proposed by Borrower or any other person which plan of reorganization is inconsistent with Borrower's agreements and obligations hereunder.

8.2 If any Event of Default shall occur, Lender may refuse to make any further advances, declare any or all notes, all interest thereon, and all obligations under or pursuant to any of the Loan Documents to be immediately due and payable, exercise any right or remedy under any of the Loan Documents or any other right or remedy of a secured party under the Uniform Commercial Code as in effect in the State of Minnesota, and exercise any other right or remedy available to the Lender at law or in equity. Further, Lender may exercise the rights and remedies set forth above at any time at its sole discretion. Further, Borrower hereby agrees that in the event of a default hereunder, which default is not cured within five (5) business days after written notice of such default is served by Lender to Borrower and its counsel, Lender shall be entitled to an order granting it relief from the automatic stay, upon submission to the Bankruptcy Court of an affidavit indicating such default and Borrower's failure to cure. Borrower's only defense to such relief shall be that no such default exists under the Loan Documents or the Court's order. Nothing herein or in the Court's order shall limit Lender's right to otherwise seek relief from the automatic stay or take such other and further action in connection with Borrower's bankruptcy case on any other grounds.

                            SECTION IX. MISCELLANEOUS

9.1 Borrower agrees that from time to time, for Lender's convenience, Lender may segregate or apportion the Collateral for purposes of determining the amounts of loans and rates of advances which may be made under this Agreement. Notwithstanding the foregoing, the security interests and liens conveyed by Borrower to Lender in the Collateral, and any and all other collateral rights, interest and properties which may now or hereafter be available to Lender, shall secure and may be applied to the payment of any and all loans, advances and other indebtedness arising hereunder or under the other Loan Documents in any order or manner of application and without regard to the method by which Lender determines to make loans or advances hereunder.

9.2 After and during the continuance of an Event of Default, Borrower hereby irrevocably makes, constitutes and appoints Lender, or any person Lender may designate, Borrower's true and lawful attorney with the power to receive, open and dispose of all mail addressed to Borrower; to endorse the name of Borrower upon any notes, acceptances, checks, drafts, money orders, instruments, or other means of payment that may come in to Lender's possession as payment of or upon Accounts or any other Collateral; to endorse the name of Borrower on any invoice, freight or express bill or bill of lading relating to any Collateral; to sign Borrower's name on drafts from Borrower's customers; and to do all and other things necessary or proper to carry out the purpose and intent of this Agreement; provided, however, regardless of whether an Event of Default has occurred , Lender shall have the right at all times to exercise all powers and rights as provided in the lock box agreement dated February 20, 2002 of the parties.

9.2A Borrower hereby irrevocably makes, constitutes and appoints Lender, or any person Lender may designate, Borrower's true and lawful attorney with the power to sign Borrower's name on all assignments and verifications of Accounts and notices thereof to Borrower's customers.

9.3 At Lender's request, Borrower will deliver to Lender Borrower's monthly statements and invoices directed to its customers for Lender's examination and for mailing in stamped, addressed envelopes. From time to time, Lender may verify directly with Borrower's customers the amounts owing by sending out verifications in the name of an officer or officers of Borrower.

9.4 Borrower agrees that any bank or other lender participating with Lender in any loans or advances made to Borrower hereunder may exercise any and all rights, including without limitation all banker's liens and rights of setoff, with respect to such participation as fully as if such participant had lent the amount of such participation directly to Borrower.

9.5 Borrower agrees to reimburse Lender (and any and all participants) for all attorneys fees, filing fees and other out-of-pocket expenses (including but not limited to travel and audit expenses) which Lender or any participant may incur in connection with the negotiation and administration of this Agreement or any of the other Loan Documents, the preparation of documents relating thereto, perfecting any security interest, mortgage, or lien granted thereby, or enforcing any of Borrower's obligations to Lender arising under this or any other Loan Document. If Lender so elects, Lender may treat the amount of any such expense described in this paragraph as a loan to Borrower hereunder and under the Loan Documents.

9.6 This Agreement shall bind and inure to the benefit of the parties and to their respective successors and assigns; provided, however, the Borrower shall not have the right to assign any of its rights or obligations under this Agreement or under any of the Loan Documents without the express prior written consent of Lender. This Agreement and all of the other Loan Documents shall be construed and interpreted in accordance with the laws of the State of Minnesota. Borrower hereby irrevocably submits to the jurisdiction of the Minnesota District Court, Fourth Judicial District, and the Federal District Court, District of Minnesota, Fourth Division, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents. The parties waive the right to trial by jury in any action or proceeding relating to or arising under this Agreement or any of the other Loan Documents.

MANCHESTER COMMERCIAL FINANCE LLC         RESEARCH, INCORPORATED
Lender                                    Borrower


By:    /s/ John Hoagberg                  By:    /s/ Brad Yopp
   ---------------------------------         ---------------------------------
    Title: Executive Vice President           Title: President